Exhibit 99(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” and “Additional Information” in the Prospectuses and “Third Party Service Providers”, “Financial Statements” and “Other Service Providers” in the Statements of Additional Information and to the incorporation by reference and use of our reports dated December 28, 2006 on the financial statements and financial highlights of American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Large Cap Growth Fund, American Beacon Mid-Cap Value Fund, American Beacon Small Cap Value Fund, American Beacon Small Cap Value Opportunity Fund, American Beacon International Equity Fund, American Beacon Emerging Markets Fund, American Beacon High Yield Bond Fund, American Beacon Enhanced Income Fund, American Beacon Intermediate Bond Fund, and American Beacon Short-Term Bond Fund as of and for the year ended October 31, 2006; and the use of our reports dated February 27, 2007 on the financial statements and financial highlights of American Beacon Money Market Fund, American Beacon U.S. Government Money Market Fund, American Beacon Municipal Money Market Fund, American Beacon Treasury Inflation Protected Securities Fund, American Beacon S&P 500 Index Fund, American Beacon Small Cap Index Fund, American Beacon International Equity Index Fund, American Beacon Money Market Portfolio, American Beacon U.S. Government Money Market Portfolio and American Beacon Municipal Money Market Portfolio as of and for the year ended December 31, 2006 in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 64 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

/s/ ERNST & YOUNG LLP

Dallas, Texas
February 27, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 64 to Registration Statement No. 33-11387 on Form N-1A of American Beacon Funds of our reports dated February 26, 2007, relating to the financial statements and financial highlights of Master Small Cap Index Series and Master International Index Series, two of the series constituting Quantitative Master Series Trust (the “Trust”), appearing in the corresponding Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2006, and to the references to us under the headings “Other Service Providers” and “Financial Statements” in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
February 28, 2007